As filed with the Securities and Exchange Commission on November 7, 2024

Registration No. 333-279191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aeries Technology, Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	98-1587626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Paya Lebar Road, #08-13

Paya Lebar Square

Singapore

(Address of principal executive offices, including zip code)

Aeries Technology, Inc. 2023 Equity Incentive Plan

(Full title of the plans)

Sudhir Appukuttan Panikassery

Chief Executive Officer

c/o Aeries Technology, Inc.

P.O. Box 309

Ugland House, South Church Street,

George Town, Grand Cayman KY1-1104

(919) 228-6404

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rajiv Khanna

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Tel: (212) 318-3000

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed to amend the Company’s Registration Statement on Form S-8 (File No. 333-279191) previously filed with the SEC on May 7, 2024 (the “Registration Statement”) to include in Part I of the Registration Statement as amended hereby a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). As a filing fee was paid in connection with the registration of these “control securities” by Aeries Technology, Inc. (the “Company”) under the original Registration Statement, no additional registration fee is required to add these securities pursuant to Rule 457(h)(3) under the Securities Act.

Pursuant to General Instruction C of Form S-8, the Reoffer Prospectus may be used for reoffers and resales of Class A ordinary shares, par value $0.0001 per share, of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain shareholders that are current employees, directors, and/or officers of the Company or its subsidiaries identified in the Reoffer Prospectus, as may be supplemented (the “Selling Securityholders”) and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. The number of Class A ordinary shares included in the Reoffer Prospectus represents Class A ordinary shares acquired by or issuable to the Selling Securityholders pursuant to equity awards and does not necessarily represent an intention to sell any or all such Class A ordinary shares.

As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling securityholders and/or amounts of Class A ordinary shares, if any, to be reoffered or resold by such selling securityholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

On November 6, 2023, Aark Singapore Pte. Ltd., a Singapore private company limited by shares (“AARK”), consummated a business combination pursuant to that certain Business Combination Agreement, dated as of March 11, 2023 (as amended, the “Business Combination Agreement”), by and among Worldwide Webb Acquisition Corp., the Company’s legal predecessor and a special purpose acquisition company (“WWAC”), WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly owned subsidiary of WWAC (“Amalgamation Sub”) and AARK. Pursuant to the Business Combination Agreement and in connection therewith, Amalgamation Sub and AARK amalgamated and continued as one company, with AARK being the surviving entity, and as a result thereof, Aeries Technology Group Business Accelerators Pte. Ltd., an Indian private company limited by shares (“ATG”) became an indirect subsidiary of WWAC (the “Amalgamation” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the Business Combination, the Company changed its name from “Worldwide Webb Acquisition Corp.” to “Aeries Technology, Inc.” As a result of the Business Combination and the name change, AARK and ATG became wholly owned subsidiaries of the Company, with the securityholders of AARK and ATG becoming securityholders of the Company.

REOFFER PROSPECTUS

AERIES TECHNOLOGY, INC.

9,031,027 Class A Ordinary Shares

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 9,031,027 Class A ordinary shares (the “Shares”), par value $0.0001 per share, of Aeries Technology, Inc., a Cayman Islands exempted company (“Aeries,” “Aeries Technology,” the “Company,” “we,” “our” or “us”). This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to equity awards granted under the Aeries Technology, Inc. 2023 Equity Incentive Plan (as amended, the “2023 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers that the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Class A ordinary shares are listed on Nasdaq Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AERT.” On November 6, 2024, the last quoted sale price for our Class A ordinary shares as reported on Nasdaq was $1.59 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is November 7, 2024.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our Company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Reoffer Prospectus. You should read both this Reoffer Prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this Reoffer Prospectus titled “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Aeries,” “Aeries Technology,” “Company,” “we” “us” and “our” in this Reoffer Prospectus to refer to Aeries Technology, Inc. and its consolidated subsidiaries.

Aeries Technology, Inc.

Overview

Aeries Technology is a global provider of professional and management services and technology consulting, specializing in the establishment and management of dedicated delivery centers known as “Global Capability Centers” (“GCCs”) for portfolio companies of private equity firms and mid-market enterprises. Our engagement models are designed to provide a mix of deep vertical specialty, functional expertise, and digital systems and solutions to scale, optimize and transform a client’s business operations. By leveraging artificial intelligence, implementing process improvements, and recruiting talent in cost-effective geographies, we are positioned to deliver significant cost savings to our clients. With over a decade of experience, we are committed to delivering transformative business solutions that drive operational efficiency, innovation, and strategic growth.

We support and drive our clients’ global growth by providing a range of services, including professional advisory services and operations management services, to build and manage GCCs in suitable and cost-effective locations based on client business needs. With a focus towards digital enterprise enablement, these GCCs are designed to act as seamless extensions of the client organization, providing access to top-tier resources. We believe this empowers our clients to remain competitive and nimble and to achieve their goals of enduring cost efficiencies, operational excellence, and value creation, without sacrificing functional control and flexibility.

Our advisory services involve the active participation of senior leadership, recommending strategies and best practices related to operating model design, consultation on various areas, market availability for resources with appropriate skillsets required for specific roles contemplated in the service model, regulatory compliance, optimization of tax structure, and more. Our clients can customize the services based on options we provide, and we subsequently firm up the execution plan with the clients.

A key aspect of our service is our focus on digital transformation. We aim to leverage cutting-edge technologies, including AI, to drive innovation and streamline operations. Our technology services are designed to enhance decision-making, automate processes, and deliver significant business value. We believe this approach through GCC set-up improves operational efficiencies, enabling us to deliver digital transformation services that align with our clients’ growth strategies and support their competitiveness in an evolving digital landscape.

Our clients also use our services to manage their organizational operations, including software development, information technology, data analytics, cybersecurity, finance, human resources, customer service and operations. We hire appropriate talent and personnel on our payroll for deployment on client operations. We work with our clients collaboratively to select the appropriate candidates and create functional alignment with the clients’ organizations. While our talent becomes an extension of our clients’ team, Aeries continues to provide them with the opportunity for promotion, recognition and career path progression, which we believe results in higher employee satisfaction and lower voluntary attrition rates. We manage the regulatory, tax, recruiting, human resources compliance and branding for each of our GCCs.

Our purpose-built business model aims to create a more flexible and cost-effective talent pool for deployment on clients’ operations, while fostering innovation through strategic alignment at senior levels and visibility across the organization. The model also aims to insulate our clients from regulatory and tax issues and provides flexibility in scaling teams up or down based on their changing business needs. We are committed to delivering best practices and success factors by leveraging our visibility into successful strategies from multiple companies, addressing many of the deficiencies associated with the traditional outsourcing and offshoring models.

Our website address is https://aeriestechnology.com/. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase our Class A ordinary shares.

Background

On November 6, 2023, Aark Singapore Pte. Ltd., a Singapore private company limited by shares, consummated a business combination pursuant to that certain Business Combination Agreement, dated as of March 11, 2023, as amended, by and among Worldwide Webb Acquisition Corp., the Company’s legal predecessor and a special purpose acquisition company, WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly owned subsidiary of WWAC and AARK. Pursuant to the Business Combination Agreement and in connection therewith, Amalgamation Sub and AARK amalgamated and continued as one company, with AARK being the surviving entity, and as a result thereof, Aeries Technology Group Business Accelerators Pte. Ltd., an Indian private company limited by shares became an indirect subsidiary of WWAC. In connection with the Business Combination, the Company changed its name from “Worldwide Webb Acquisition Corp.” to “Aeries Technology, Inc.” As a result of the Business Combination and the name change, AARK and ATG became wholly owned subsidiaries of the Company, with the securityholders of AARK and ATG becoming securityholders of the Company.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are not otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements on the effectiveness of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation arrangements; and

●	exemptions from the requirements of holding nonbinding advisory votes on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this Reoffer Prospectus is a part, including information incorporated by reference herein, and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards during the period in which we remain an emerging growth company. It is possible that some investors will find our Class A ordinary shares less attractive as a result, which may result in a less active trading market for our Class A ordinary shares and higher volatility in our stock price.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 9,031,027 Class A ordinary shares acquired by or issuable to the Selling Securityholders pursuant to awards granted under the 2023 Plan. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

RISK FACTORS

Our business is subject to numerous risks and uncertainties. In addition to the risks highlighted below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on September 27, 2024 (“Fiscal 2024 Form 10-K”), as may be supplemented and amended and incorporated by reference herein, and in subsequent reports we file with the SEC. The occurrence of one or more of the events or circumstances described in this Reoffer Prospectus and incorporated by reference herein, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A ordinary shares could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this Reoffer Prospectus and in documents incorporated by reference herein. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Reoffer Prospectus and in documents incorporated by reference herein are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	the market opportunity of Aeries;

●	our ability to maintain the listing of the Class A ordinary shares and the warrants on Nasdaq, and the potential liquidity and trading of such securities;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably and retain our key employees;

●	our business development efforts to maximize our potential value and to retain and expand our customer base;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our financial performance;

●	our ability to continue as a going concern;

●	the sufficiency of our existing cash and cash equivalents to fund our operating expenses and capital expenditure requirements;

●	our success in retaining or recruiting officers, key employees or directors, or any necessary changes to these positions;

●	changes in applicable laws or regulations in the United States and foreign jurisdictions;

●	our ability to develop and maintain effective internal controls;

●	risks related to cybersecurity and data privacy;

●	general economic and political conditions, such as the effects of the Russia-Ukraine and the Israel-Hamas conflicts, pandemics such as the COVID-19 outbreak, recessions, interest rates, inflation, local and national elections, fuel prices, international currency fluctuations, changes in diplomatic and trade relationships, political instability, acts of war or terrorism and natural disasters; and

●	other factors detailed under the section entitled “Risk Factors” in the Fiscal 2024 Form 10-K.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may be amplified in the future and there may be additional risks that we currently consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of November 6, 2024 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of Class A ordinary shares beneficially owned by them prior to the offer of the securities pursuant to this Reoffer Prospectus, the aggregate number of Class A ordinary shares that they may offer pursuant to this Reoffer Prospectus, and the number of Class A ordinary shares beneficially owned by them after the sale of the shares offered hereby, assuming that the Selling Securityholders sell all of the shares covered by this Reoffer Prospectus.

The applicable percentage ownership of Class A ordinary shares is based on approximately 44,500,426 shares of our Class A ordinary shares issued and outstanding as of November 6, 2024.

The Selling Securityholders acquired or will acquire the Class A ordinary shares being offered pursuant to our 2023 Plan. The Class A ordinary shares offered by the Selling Securityholders hereunder consist of (i) 5,151,005 Class A ordinary shares issued upon exercise of a stock option, and (ii) an aggregate of 9,031,027 Class A ordinary shares that may be issuable upon the vesting and settlement of restricted stock unit awards (“RSUs”).

The Selling Securityholders may sell any, all, or none of the Class A ordinary shares that may be offered pursuant to this Reoffer Prospectus, and we do not know when or in what amounts the Selling Securityholders may sell their Class A ordinary shares.

The amount of shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over the security, including options, warrants and other rights that are currently exercisable or become exercisable within 60 days of the Determination Date and RSUs that vest or are eligible for settlement within 60 days of the Determination Date. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all Class A ordinary shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Except as listed otherwise below, the business address of those listed in the table below is c/o Aeries Technology, Inc., 60 Paya Lebar Road, #08-13 Paya Lebar Square, Singapore.

	Securities Beneficially Owned Prior to This Offering		Securities to be Beneficially Owned After This Offering(1)
Name of Selling Securityholder	Number of Class A ordinary shares	Number of Class A ordinary shares Being Offered(2)	Number of Class A ordinary shares	% of Class A ordinary shares(2)	Voting % in Aeries(3)
Daniel S. Webb(4)	1,307,815	747,815	560,000	1.3%	1.2%
Bhisham Khare(5)	4,173,728	2,471,360	1,702,368	3.7%	-
Unnikrishnan Nambiar(6)	660,847	660,847	-	-	-
Sudhir Appukuttan Panikassery(7)	5,151,005	5,151,005	-	-	-

(1)	Assumes that all Class A ordinary shares beneficially owned by each Selling Securityholder and being offered under this Reoffer Prospectus are sold (and that shares not being offered under this Reoffer Prospectus are not sold), and that no Selling Securityholder will acquire additional Class A ordinary shares before the completion of this offering.
(2)	The number of Class A ordinary shares being offered reflects all Class A ordinary shares acquired or issuable to a Selling Securityholder pursuant to RSU grants made to the Selling Securityholders on May 22, 2024, irrespective of whether such grants are vested or settled in shares as of the Determination Date or will become vested or settled in shares within 60 days after the Determination Date hereunder.
(3)	Aeries has a dual class ordinary share structure. As of the November 6, 2024, there are 44,500,426 Class A ordinary shares and 1 Class V ordinary share outstanding. In accordance with our Amended and Restated Memorandum and Articles of Association, such that the V ordinary share has no economic rights, but has voting rights equal to (1) 26.0% of the total issued and outstanding Class A ordinary shares and Class V ordinary share voting together as a single class (subject to a proportionate reduction in voting power in connection with the exchange by Venu Raman Kumar of AARK ordinary shares for Class A ordinary shares pursuant to his exchange agreement); provided, however, that such proportionate reduction will not affect the voting rights of the Class V ordinary share in the event of (i) a threatened or actual hostile change of control and/or (ii) the appointment and removal of a director on our board of directors, and (2) in these circumstances, including the threat of a hostile change of control of Aeries, 51% of the total issued and outstanding Class A ordinary shares and Class V ordinary share voting together as a class.
(4)	Beneficial ownership prior to this offering consists of (i) 560,000 Class A ordinary shares, and (ii) vested RSUs to receive 747,815 Class A ordinary share to be settled in a number of substantially equal monthly installments between August 15, 2024 and March 15, 2025. Mr. Webb has served as Chief Investment Officer and a director of Aeries since the consummation of the Business Combination in November 2023. Prior to the Business Combination, from March 2021 to November 2023, he served as WWAC’s Chief Executive Officer, Chief Financial Officer and a director.
(5)	Beneficial ownership prior to this offering consists of (i) the right to acquire up to 1,702,368 Class A ordinary shares pursuant to that certain Exchange Agreement, dated as of November 6, 2023, entered into between Aeries, ATG, and certain security holders named therein, of which 851,184 Class A ordinary shares are issuable pursuant to the exercise of exchange rights by the ESOP Trust, for which the reporting person is a beneficiary, and assumes distribution of the underlying shares by the Aeries Employee Stock Option Trust to Mr. Khare prior to an exchange for Class A ordinary shares, and (ii) vested RSUs to receive 2,471,360 Class A ordinary shares to be settled in a number of substantially equal monthly installments between August 15, 2024 and March 15, 2025. Mr. Khare has served as Chief Revenue Officer and Chief Operating Officer for the Americas division of Aeries since the consummation of the Business Combination in November 2023, and of ATG since 2015.
(6)	Beneficial ownership prior to this offering consists of vested RSUs to receive 660,847 Class A ordinary shares to be settled in a number of substantially equal monthly installments between August 15, 2024 and March 15, 2025. Mr. Nambiar has served as Chief Technology Officer of Aeries since the consummation of the Business Combination in November 2023, and of ATG since 2015.
(7)	Beneficial ownership prior to this offering consists of 5,151,005 Class A ordinary shares. Mr. Panikassery has served as Chief Executive Officer and a director of Aeries since the consummation of the Business Combination in November 2023, and of ATG since 2012.

Other Material Relationships with the Selling Securityholders

We entered into agreements with our directors and executive officers to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and executive officers. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

We entered into employment agreements with each of the Selling Securityholders. For additional information on the employment agreements with each of the Selling Securityholders, refer to “Executive Compensation” in the Fiscal 2024 Form 10-K.

We entered into an exchange agreement, dated November 6, 2023, with Bhisham Khare, Unnikrishnan Nambiar and Sudhir Appukuttan Panikassery (each, an “Exchange Right Holder”). Pursuant to the exchange agreement, prior to April 1, 2024 and subject to certain exercise conditions, each Exchange Right Holder may exchange up to 20% of the number of ATG ordinary shares held by such Exchange Right Holder for Class A ordinary shares or cash, in each case as provided in the exchange agreement. From and after April 1, 2024 and subject to certain exercise conditions, the Company shall have the right to acquire all of the ATG ordinary share for Class A ordinary shares or cash. In addition, after April 1, 2024 and subject to certain exercise condition, each Exchange Right Holder shall have the right to require the Company to provide Class A ordinary shares or cash in exchange for up to all of the ATG ordinary shares. Each ATG ordinary share may be exchanged for 14.40 Class A ordinary shares, subject to certain adjustments (collectively, the “Exchanged Shares”). The exchange agreement is conditioned on satisfaction of: (a) approval from the Reserve Bank of India and any other regulatory approvals, if required; and (b) at least two of the following conditions: (i) consolidated twelve month EBITDA of all operating entities in which we have direct or indirect shareholding achieves of at least $6 million; (ii) consolidated twelve month revenue of all entities in which the Company has a direct or indirect shareholding achieves at least $60 million; (iii) minimum trading volume of (26 weeks average volume will be considered as the benchmark) of 60,000 shares; (iv) achievement of a trading price of at least $10.00 for 10 or more trading days in a 20-day period; (v) raising of funding of at least $10 million; or (vi) acquisition of one other business with a value of at least $5 million. The cash exchange payment may only be elected in the event approval from RBI is not obtained for exchange of shares and provided that the Company has reasonable cash flow to be able to pay the cash exchange payment and such payment would not be prohibited by any then outstanding debt agreements or arrangements of the Company. On March 26, 2024, the Company determined that the exchange conditions in the exchange agreement with Bhisham Khare had been satisfied.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling Class A ordinary shares received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders;

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

●	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS

The legality of the Class A ordinary shares and on certain matters of Cayman Islands law will be passed upon by Walkers (Cayman) LLP, Cayman Islands counsel to Aeries.

EXPERTS

The financial statements of Aeries Technology Inc., as of March 31, 2024 and 2023, incorporated by reference in this Reoffer Prospectus, have been audited by Manohar Chowdhry & Associates, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed on September 27, 2024;

(2)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on October 15, 2024;

(3)	the Company’s Current Reports on Form 8-K filed on April 9, 2024, April 12, 2024, June 11, 2024, August 6, 2024, August 15, 2024 and September 10, 2024 (excluding any portions of the reports deemed to have been furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

(4)	the description of the Company’s Class A ordinary shares contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed on September 27, 2024, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items) on or after the date of this Reoffer Prospectus and prior to the filing of a post-effective amendment to the registration statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at https://aeriestechnology.com/. We make available, free of charge, on our investor relations website at https://ir.aeriestechnology.com/, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Aeries Technology, Inc. hereby incorporates by reference into this SEC:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed on September 27, 2024, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

(b) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on October 15, 2024;

(c) the Company’s Current Reports on Form 8-K filed on April 9, 2024, April 12, 2024, June 11, 2024, August 6, 2024, August 15, 2024 and September 10, 2024 (excluding any portions of the reports deemed to have been furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

(d) the description of the Company’s Class A ordinary shares contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed on September 27, 2024, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Amended and Restated Memorandum and Articles of Association of the Company provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful neglect or willful default. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in the Amended and Restated Memorandum and Articles of Association. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1

Amended & Restated Memorandum and Articles of Association of Aeries Technology, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on November 13, 2023).

4.1	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-1/A filed with the SEC on October 13, 2021)
4.2

Warrant Agreement, dated October 22, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on October 25, 2021).

4.3	Specimen Warrant Certificate (included in Exhibit 4.2 herein).
4.4	Description of the Company’s securities (incorporated by reference to Exhibit 4.4 to the Company's annual report on Form 10-K filed with the SEC on September 27, 2024).
5.1	Opinion of Walkers (Cayman) LLP regarding legality of the Class A ordinary shares being registered (incorporated by reference to Exhibit 5.1 to the Company’s registration statement on Form S-8 filed with the SEC on May 7, 2024).
23.1 +	Consent of Manohar Chowdhry & Associates, independent registered public accounting firm for AARK Singapore Pte. Ltd. and its subsidiaries.
23.3	Consent of Walkers (Cayman) LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page of the Company’s registration statement on Form S-8 filed with the SEC on May 7, 2024).
99.1	Aeries Technology, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Company’s current report on Form 8-K filed with the SEC on November 13, 2023).
99.2	Amendment No. 1 to the Aeries Technology, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 11, 2024).

+	Filed herewith

Item 9. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 7, 2024.

AERIES TECHNOLOGY, INC.

By:	/s/ Sudhir Appukuttan Panikassery
Name:	Sudhir Appukuttan Panikassery
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on November 7, 2024.

Date:	November 7, 2024	By:	/s/ Sudhir Appukuttan Panikassery
Sudhir Appukuttan Panikassery
Chief Executive Officer and Director
(Principal Executive Officer)

Date:	November 7, 2024	By:	/s/ Rajeev Gopala Krishna Nair
Rajeev Gopala Krishna Nair
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	November 7, 2024	By:	/s/ Venu Raman Kumar
Venu Raman Kumar
Director and Chairman of the Board

Date:	November 7, 2024	By:	*
Daniel S. Webb
Director

Date:	November 7, 2024	By:	*
Alok Kochhar
Director

Date:	November 7, 2024	By:	*
Biswajit Dasgupta
Director

Date:	November 7, 2024	By:	*
Nina B. Shapiro
Director

Date:	November 7, 2024	By:	*
Ramesh Venkataraman
Director

*By:	/s/ Sudhir Appukuttan Panikassery
Sudhir Appukuttan Panikassery
Attorney-in-fact